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                                                                 Exhibit 99.7(A)

                         FORM OF BROKER/DEALER AGREEMENT



Sierra Investment Services Corporation
9301 Corbin Avenue, Suite 333
Northridge, California  91324



        We desire to enter into an Agreement with you for the sale of units of beneficial interest of the Sierra Prime Income Fund that are now or hereafter available for sale to our customer. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Trust and the agent for the continuous distribution of such shares. As used herein the term "Prospectus" means the prospectuses and, unless the context otherwise requires, related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time for the Trust.

        In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

        1. Customers of ours who purchase Fund shares are for all purposes our customers and not customers of the Trust. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving shares shall we have any authority to act as agent for the Trust or for you.

        2. All orders for the purchase of any Trust share shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Trust shares shall be executed at the net asset value per share, in each case as described in the Prospectus. The minimum initial purchase order shall be as set forth in the Prospectus. The Trust reserves the right to reject any purchase order. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. We agree that upon receipt of duplicate confirmations we will examine the same and promptly notify the Trust of any errors or discrepancies which we discover and shall promptly bring to the attention of the Trust any errors in such confirmations claimed by our customers. The Trust reserves the right at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares.

        3. In ordering shares of the Trust, we shall rely solely and conclusively on the representations contained in the Prospectus. We agree that we shall not offer or sell shares of the Trust or of any series of the Trust, except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of the Trust, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus, and upon request, the Statement of Additional Information, of the Trust and the calls of shares involved. We further agree to obtain for each customer to whom we sell shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designed with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulation thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares through us copies of all annual interim reports, proxy solicitation materials and any such other information and materials relating to such Trust and prepared by or on behalf of you, the Trust or its investment adviser, investment sub-adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to the shares of the Trust in reasonable quantities upon request. We acknowledge that any materials or information that you furnish to us, other than Prospectuses, annual and interim reports to shareholders and proxy solicitation materials prepared by the Trust, are your sole responsibility and not the responsibility of the Trust.

        4. We shall not make any representation concerning any shares or series of the Trust shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to us by you or the Company. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to Trust shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Trust, and such other information and materials as may be approved in writing by you.

        5. In determining the amount of any dealer allowance or sales commission payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the transfer agent for the Trust involved (the "Transfer Agent") to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

        6. (a) In accordance with the terms of the Prospectus of the Trust sold with a sales load at the then current public offering price per share applicable to the total value (based on the higher of current net asset value or the public offering price originally paid) of (i) current purchases plus (ii) shares of such Trust (and any other fund of the Sierra Trust Funds as may be permitted by the applicable Prospectus that are already beneficially owned at the time purchased by the customer on which a sales load has been paid. Certain purchases made by a customer and certain other persons (for example, a customer's spouse and minor children) as set forth from time to time in the applicable Prospectus may be combined for purposes of qualifying for a reduced sales charge. In each case where a reduced sales load is applicable, we agree to furnish to the Transfer Agent sufficient information to permit confirmation of qualification for a reduced sales load, and acceptance of the purchase order is subject to such confirmation. Reduced sales charges may be modified or terminated at any time at the sole discretion of the Trust.

            (b) We acknowledge that certain classes of investors may be entitled to purchase sales at net asset value without a sales load as from time to time provided in the applicable Prospectus.

            (c) We agree to advise you promptly at your request as to the amount of any and all sales by us qualifying for a reduced sales load or no sales load.

            (d) Exchanges (the investment of the proceeds from the liquidation of shares of the Trust or series of the Trust in the shares of another Trust or class of a Fund and vice-versa) shall, where available, be made in accordance with the terms of each applicable Prospectus.

        7. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Trust involved and instructions received by us from you or the Transfer Agent from time to time. No conditional order will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers and that we will not make purchases for any other securities dealer or broker. Furthermore, we shall place purchase orders from customers with the Trust immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of shares of any Trust by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchase and redemptions) in any Trust shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his or her behalf, and (b) you, the Trust, each Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorney's fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Trust shares registered in the name of, or beneficially owed by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 7 shall survive the termination of this Agreement.

        8. (a) We agree that payment for orders from us for the purchase of Trust shares will be made in accordance with the terms of the Prospectus. On or before the settlement date of each purchase order for shares of any Trust, we shall either (1) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of such shares being purchased less our dealer allowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Prospectus, or (2) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of such shares being purchase order as determined by you in accordance with the terms of the applicable Prospectus, in which case our dealer allowance, if any, shall be payable to us on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

            (b) If any shares sold under the terms of this Agreement are sold with a sales load and are repurchased for the account of a Trust or are tendered for repurchase within seven (7) business days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full dealer allowance received by us on the sale; and (ii) you shall forthwith pay to the Trust your portion of the sales load on the sale which had been retained by you, if any, and shall also pay to the Company the amount refunded by us.

        9. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and
            (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

        10. We further represent and warrant that we are a member of NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon request, as to the states in which you believe the shares of the Trust have been qualified for sale under, or exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon written notice of termination to us.

        11. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such name, address or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 11 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 11 shall survive the termination of this Agreement.

        12. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

        13. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery (with confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your office, located at 9301 Corbin Avenue, Suite 333, Northridge, California 91324, and all notices to us shall be given or sent to us at our address shown below.

        14. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. This Agreement may be amended only by a written instrument signed by both of the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.
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        15. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to principles of conflicts of laws.


                                   Very truly yours,


                                   Name of Broker/Dealer: _____________________
                                                          (Please print or type)


                                   Address: ___________________________________

                                            ___________________________________


                                   Telephone Number: __________________________




                                   Date: __________ By: _______________________
                                                           Authorized Officer



                                   ________________________
                                   (Please print or type)
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NOTE: Please sign and return both copies of this Agreement to Sierra Investment
      Services Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.



                                        Accepted:


                                        SIERRA INVESTMENT SERVICES CORPORATION
                                        9301 Corbin Avenue, Suite 333
                                        Northridge, California  91324



                                   Date: __________ By: _______________________
                                                           Authorized Officer